UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

AUGUST 19, 2005
Date of Report (Date of earliest event reported)

TURINCO, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-30695	87-0618509
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 2610, 1066 West Hastings St.
Vancouver, BC Canada	V6E 3X2
(Address of principal executive offices)	(Zip Code)

(604) 684 4691
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K amends the Current Report on Form 8-K filed by Turinco, Inc., a Nevada corporation (“Turinco") on August 19, 2005 (the “Original Form 8-K”) which reported the acquisition by Turinco of Arvana Networks Inc., a Barbados company (“Arvana Networks”) on August 18, 2005. The Company initially reported on the Original Form 8-K that it would be filing audited financial statements of Arvana Networks and pro-forma financial information reflecting its acquisition of Arvana Networks by an amendment to the Original Form 8-K. This Amendment No. 1 to Form 8-K confirms that the Company will not be filing financial statements of Arvana Networks or pro-forma financial information due to a determination made by the Company that such financial statements and financial information are not required by Article 3-05 of Regulation S-X.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The Company has, in consultation with its principal independent accountants, determined that the acquisition of Arvana Networks did not constitute the acquisition of a “business” within the meaning of Articles 3-05 of Regulation S-X. As required by Articles 3-05 of Regulation S-X, the Company completed a determination of whether the acquisition of Arvana Networks constituted the acquisition of a business in accordance with the guidance set forth in Article 11.01(d) of Regulation S-X. The Company’s determination was based on the fact that, at the time of acquisition, Arvana Networks did not have any active operations, had no revenue producing activity from inception to the time of acquisition and did not have any attributes that would indicate that a business had been acquired under Article 11.01(d) of Regulation S-X. Based on this determination, the Company has determined not to file any financial statements for Arvana Networks.

(b) Pro forma Financial Information.

For the reasons set forth above under “Financial Statements of Business Acquired”, the Company has determined not to file any pro forma financial information respecting its acquisition of Arvana Networks.

(c) Exhibits.

No exhibits are included with this Current Report Form 8-K, as amended.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURINCO, INC.

DATE: January 31, 2006	By:	/s/ Michael Jervis

Michael Jervis
Chief Executive Officer

3.